April 8, 2002


Nortel Networks Limited
Nortel Networks Inc.
C/o 8200 Dixie Road, Suite 100
MS: 036/NO/230
Brampton, ON L6T5P6


                                 Nortel Networks
                                Letter Agreement


Ladies and Gentlemen:

         Reference is made to the following agreements:

                  1. The Amended and Restated 364-Day Credit Agreement dated as of April 11, 2001 among Nortel Networks Limited ("NNL"), as borrower, certain banks party thereto and J.P. Morgan Bank Canada ("JPM Canada"), as administrative agent (as amended from time to time, the "NNL April Agreement") and the Amended and Restated 364-Day Credit Agreement dated as of April 11, 2001 among Nortel Networks Inc. ("NNI"), as borrower, NNL, as guarantor, certain banks party thereto, and JPMorgan Chase Bank ("JPMCB"), as administrative agent (as amended from time to time, the "NNI April Agreement" and together with the NNL April Agreement, the "April Agreements");

                  2. The 5-Year Credit Agreement dated as of April 12, 2000 among NNL, as borrower, certain banks party thereto and JPM Canada, as administrative agent (as amended from time to time, the "NNL 5-Year Agreement") and the 5-Year Credit Agreement dated as of April 12, 2000 among NNI, as borrower, NNL, as guarantor, certain banks party thereto, and JPMCB, as administrative agent (as amended from time to time, the "NNI 5-Year Agreement" and together with the NNL 5-Year Agreements the "5-Year Agreements"); and

                  3. The Amended and Restated 364-Day Credit Agreement dated as of December 20, 2001 among NNL, as borrower, certain banks party thereto and JPM Canada, as Administrative Agent (as amended from time to time, the "NNL December Agreement") and the Amended and Restated 364-Day Credit Agreement dated as of December 20, 2001 among NNI, as borrower, NNL, as guarantor, certain banks party thereto, and JPMCB, as Administrative Agent (as amended from time to time, the "NNI December Agreement" and together with the 2001 NNL 364-Day Agreement, the "December Agreements"). Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the December Agreements.

                  Under the terms of the December Agreements, each Bank's obligation to make a Loan on the occasion of any Borrowing thereunder during a Collateral Period is subject to the condition that the Collateral and Guarantee Requirement shall have been satisfied in full.

Each of NNI and NNL (collectively, "Nortel") has requested that the banks party to the April Agreements enter into an amendment and restatement of the April Agreements to, among other things, extend the termination date thereof for an additional period of less than one year to April 7, 2003 (the "April Amendments" and the April Agreements as amended and restated by the April Amendments, the "Amended April Agreements"). In consideration for, and on the condition that, the banks enter into the April Amendments, Nortel hereby agrees and undertakes to JPMCB, as agent for the benefit of the banks party to the NNI April Agreement (including as amended by the April Amendments) and the NNI 5-Year Agreement, and JPM Canada, as agent for the benefit of the banks party to the NNL April Agreement (including as amended by the April Amendments) and the NNL 5-Year Agreement, as follows.

          The parties hereto agree that all Security Documents or Foreign Subsidiary Guarantees which at any time are delivered in escrow by any Lien Grantor or any Subsidiary Guarantor shall be held for the benefit of the banks party to the April Agreements, the Amended April Agreements, the December Agreements and the 5-Year Agreements, and, on the first day of a Collateral Period, the Collateral Agent shall be authorized to (i) release all Escrowed Security Documents and (ii) date (the first day of the Collateral Period), file, register or record any Escrowed Security Documents in order to effect the execution and delivery thereof or the perfection, registration or recordation of any Liens created under any Security Document, in each case irrespective of whether or not the December Agreements have been terminated. In addition, Nortel agrees that at all times following the termination of the December Agreements, it will use commercially reasonable efforts to ensure that any future acquired real property of any pledgor under the Security Documents will be pledged to the same extent that would have been required under the December Agreements if they had not been terminated and that with respect to any entity that becomes a Material Subsidiary after the termination of the December Agreements, its equity interests and assets will be pledged (or it will provide a guarantee), to the same extent that would have been required under the December Agreements if they had not been terminated. Failure to use such commercially reasonable efforts shall not constitute an "Event of Default" or a "Default" for the purpose of the Amended April Agreements or the 5-Year Agreements.

For the avoidance of doubt, the obligations of Nortel set forth herein shall remain in effect and shall be binding on Nortel notwithstanding the termination of the December Agreements.

         Each of JPMCB, JPM Canada, NNI and NNL further acknowledge and agree that at all times following the termination of the December Agreements during which the Amended April Agreements remain in effect, each reference to "2001 364-Day Agreements" in the definition "Required Secured Banks" (including in the definition of "Included Banks") in any Security Document and any Foreign Subsidiary Guarantee shall be taken to be a reference to the Amended April Agreements.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms by signing in the appropriate space below and returning to us a copy of this letter agreement. This letter agreement shall become effective on the date of effectiveness of the April Amendments.

                  This letter agreement may not be amended or waived except by an instrument in writing signed by each of NNI, NNL, JPMCB and JPM Canada. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                                         Very truly yours,

                                         JPMORGAN CHASE BANK


                                         By:
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                                         J.P. MORGAN BANK CANADA


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Accepted and agreed to
as of April 8, 2002

NORTEL NETWORKS LIMITED


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NORTEL NETWORKS, INC.


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